                                                                   EXHIBIT 10.10



                                   FORM OF
                             STOCK OPTION AGREEMENT

         THIS AGREEMENT, entered into as of the Agreement Date (as defined in paragraph 1), by and between the Participant and First Wave Marine, Inc. (the "Company");

                                  WITNESSETH:

         WHEREAS, the Company maintains the 1997 Incentive Equity Plan (the "Plan"), which is incorporated into and forms a part of this Agreement, and the Participant has been selected by the committee administering the Plan (the "Committee") to receive a Non-Qualified Stock Option Award under the Plan;

         NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

         1. Terms of Award. The following terms used in this Agreement shall have the meanings set forth in this paragraph 1:


                 a.       The "Participant" is (Name).


                 b.       The "Agreement Date" is November 20, 1997.


                 c. The number of "Covered Shares" shall be (Number) shares of Stock.


                 d. The "Exercise Price" is the initial public offering price per share to the public set forth in the Company's final prospectus included as a part of the Registration Statement on Form S-1, as originally filed on October 17, 1997, and subsequently amended. A copy of the final prospectus with the price will be provided to the Participant.

         The number of Covered Shares and the Exercise Price shall be subject to adjustment as provided in the Plan. Other terms used in this Agreement are defined in paragraph 8 or elsewhere in this Agreement.

         2. Award and Exercise Price. The Participant is hereby granted an option (the "Option") to purchase the number of Covered Shares of Stock at the Exercise Price per share as set forth in paragraph 1. The Option is not intended to constitute an "incentive stock option" as that term is used in Code
Section 422.

         3. Date of Exercise. The Option shall become exercisable according to the following vesting schedule.

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                                             The Option shall become exercisable
                                                 with respect to the following
As of the following Anniversary of the                 percentage of the
          Agreement Date:                              Covered Shares:
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One-year anniversary                                         20%
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Two-year anniversary                                         20%
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Three-year anniversary                                       20%
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Four-year anniversary                                        20%
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Five-year anniversary                                        20%
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The Option shall not become exercisable in accordance with the foregoing schedule as of any anniversary if the Participant's Date of Termination (as defined below) occurs before such anniversary. Exercisability under this schedule is cumulative, and after the Option becomes exercisable under the schedule with respect to any portion of the Covered Shares, it shall continue to be exercisable with respect to that portion of the Covered Shares until the Option expires. Notwithstanding the foregoing provisions of this paragraph 3, the Option shall become immediately fully exercisable, accelerating all further vesting requirements, with respect to all of the Covered Shares which Participant has not exercised as follows:

                 a. The Option shall become fully exercisable upon the date of the Participant's Date of Termination by reason of the Participant's death or Disability.

                 b. The Option shall become fully exercisable upon the date of a Change in Control, if the Board of Directors of the Company provides in a resolution after the Change in Control that vesting will be accelerated, and the Participant's Date of Termination does not occur before the Change in Control.

         4. Expiration. The Option shall not be exercisable on or after the Expiration Date. The "Expiration Date" shall be earliest to occur of:

                 a.       the ten-year anniversary of the Agreement Date; or

                 b. if the Participant's Date of Termination occurs by reason of death, Disability or Employment Separation, the one-year anniversary of such Date of Termination.

         5. Method of Option Exercise. The Option may be exercised in whole or in part by filing a written notice with the Secretary of the Company at its corporate headquarters prior to the Expiration Date. Such notice shall specify the number of shares of Stock which the Participant elects to purchase, and shall be accompanied by payment of the Exercise Price for such shares of Stock indicated by the Participant's election. Payment shall be by cash or by check payable to the Company. Except as otherwise provided by the Committee before the Option is exercised: (i) all or a portion of the Exercise Price may be paid by the Participant by delivery of shares of Stock acceptable to the Committee and having an aggregate Fair Market Value (valued as of the date of exercise) that is equal to the amount of cash that would otherwise be required; and (ii) the Participant may pay the Exercise Price by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

         6. Withholding. All distributions under this Agreement are subject to withholding of all applicable taxes. At the election of the Participant, and subject to such rules as may be established by the Committee, such withholding obligations may be satisfied through the surrender of shares of Stock which the Participant already owns, or to which the Participant is otherwise entitled under the Plan.

         7. Transferability. Except as otherwise provided in this paragraph 7, the Option is not transferable other than as designated by the Participant by will or by the laws of descent and distribution, and during the Participant's life, may be exercised only by the Participant. However, the Participant, with the express written approval of the Committee, may transfer the Option to (i) the spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers or grandchildren of the Participant, (ii) a trust or trusts for the exclusive benefit of the spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers or grandchildren of the Participant, or (iii) a partnership or limited liability company in which the spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers or grandchildren of the Participant are the only partners or members, as applicable; provided in each case that (x) there may be no consideration for any such transfer (other than in the case of Clause (iii), units in the partnership or membership interests in the limited liability company) and (y) subsequent transfers of transferred Options shall be prohibited except those made in accordance with this section or by will or by the laws of descent and distribution. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The provisions with respect to termination set forth in Section
2.4 of the Plan shall continue to apply with respect to the original Participant, in which event the Options shall be exercisable by the transferee only to the extent and for the periods specified herein. The original Participant will remain subject to withholding taxes upon exercise of any such Options by the transferee. The Company shall have no obligation whatsoever to provide notice to any transferee of any matter, including without limitation, early termination of an Option on account of termination of the original Option pursuant to Section 2.4 of the Plan.

         Except as set forth above and in the applicable agreement, (i) no Options shall be voluntarily or involuntarily assigned, sold, transferred, pledged, mortgaged or encumbered by the Participant otherwise than by will or by laws of descent and distribution, and (ii) all Options shall be exercisable, during the Participant's lifetime, only by the Participant. At the request of a Participant, Stock purchased upon exercise of an Option may be issued or transferred into the name of the Participant and another person jointly with rights of survivorship. All Options issued under this Agreement, and all rights under the Plan, shall not be subject to involuntary seizure, or other process by any creditor of any holder of any such Options, and the Company shall not honor or recognize any such involuntary seizure or other such process. Except as set forth above, any attempted assignment, sale, transfer, pledge, mortgage or encumbrance ("Assignment") or any attempted involuntary seizure or other process shall be null, void and without any effect whatsoever. Should it be determined, by a court of law or otherwise, that any such Assignment or involuntary seizure or other process is effective, then all Options for which such is effective shall terminate and be forfeited as of the moment of such involuntary seizure or other process, and shall thereafter be null, void and without any effect whatsoever.

         8. Definitions. For purposes of this Agreement, the terms listed below shall be defined as follows:

                 a. Date of Termination. The Participant's "Date of Termination" shall be the first day occurring on or after the Agreement Date on which the Participant's employment with the Company and all Related Companies terminates for any reason (death, Disability or Employment Separation); provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Related Company or between two Related Companies; and further provided that the Participant's employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Related Company approved by the Participant's employer.

                 b. Disability. The term "Disability" means the permanent and total disability of Participant as determined by the Committee.

                 c. Employment Separation. The term "Employment Separation" means Participant's voluntary resignation from employment, including retirement, or the termination of a Participant from employment of the Company or a Related Company.

                 d. Plan Definitions. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Agreement.

         9.      Change in Control Provisions.

                 a. Impact of Event. In the event of a "Change in Control" as defined in Section 9(b), the Committee or the Board may provide that one or more of the following acceleration and valuation provisions shall apply:

                          (i) Any or all SARs outstanding for at least six months on the date that such Change in Control is determined to have occurred and any or all Options awarded under this Plan not previously exercisable and vested shall become fully exercisable and vested.

                          (ii) The restrictions and deferral limitations applicable to all Stock Awards shall lapse and such shares and such Stock Awards shall be fully vested.

                          (iii) The value of any or all outstanding Options, SARs Stock Awards shall be cashed out on the basis of the "Change in Control Price" as defined in Section 9(c) as of the date such Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

                 b.       Definition of "Change in Control".  For purposes of
                          Section 9(a), a "Change in Control" means the happening of any of the following:

                          (i) A tender offer is made and consummated for the ownership of 30% or more of the outstanding voting securities of the Company;

                          (ii) The Company shall merge or consolidate with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than affiliates (within the meaning of the Securities Exchange Act of 1934 ("Exchange Act")) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation;

                          (iii) The Company shall sell substantially all of its assets to another corporation which is not a Related Company;

                          (iv) A person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) of the Exchange Act, shall acquire 30% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record); or

                          (v)     If, as a result of a sale or other
                                  transaction, the Participant's employer
                                  ceases to be a Related Company (and the
                                  Participant's employer is or becomes an
                                  entity that is separate from the Company).

                          For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) pursuant to the Exchange Act.

                 c.       Change in Control Price.  For the purposes of this
                          Section 9, "Change in Control Price" means the highest price per share paid in any transaction reported on the principal United States securities exchange, the NASDAQ National Market System or other principal market on which the Stock is traded, or paid or offered in any bona fide transaction related to a Change in Control of the Company, at the time during the preceding sixty-day period as determined by the Committee, except that, in the case of Incentive Options and SARs relating to Incentive Stock Options, such price shall be based only on transactions reported for the date as of which the Committee decides to cashout such options.

         10. Heirs and Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. In the event of the Participant's death prior to exercise of this Option, the Option may be exercised by the estate of the Participant to the extent such exercise is otherwise permitted by the Agreement. Subject to the terms of the Plan, any benefits distributable to the Participant under this Agreement that are not paid at the time of the Participant's death shall be paid at the time and in the form determined in accordance with the provisions of this Agreement and the Plan, to the beneficiary designated by the Participant in writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Participant fails to designate a beneficiary, or if the designated beneficiary of the deceased Participant dies before the Participant or before complete payment of the amounts distributable under this Agreement, the amounts to be paid under this Agreement shall be paid to the legal representative or representatives of the estate of the last to die of the Participant and the beneficiary.

         11. Requirements of Law. The Company shall not be required to sell or issue any shares on the exercise of the Option if the issuance of such shares shall constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority. The Option shall be subject to the requirements that, if at any time the Board of Directors of the Company or the Committee shall determine that the listing, registration or qualification of the Covered Shares subject thereto upon any securities exchange or under any state or federal law of the United States or of any other country or governmental subdivision thereof, or the consent or approval of any governmental regulatory body, or investment or other representations, are necessary or desirable in connection with the issue or purchase of the Covered Shares subject thereto, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, approval or representation shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. If required at any time by the Board of Directors or the Committee, the Option may not be exercised until the Participant has delivered an investment letter to the Company. In addition, specifically in connection with the

Securities Act of 1933 (as now in effect or hereafter amended, the "Act"), upon exercise of the Option, the Company shall not be required to issue the underlying shares unless the Committee has received evidence satisfactory to it to the effect that such shares will be issued in compliance with such Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. In the event the shares issuable on exercise of the Option are not registered under the Securities Act of 1933, the Company may imprint on the certificate for such shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Act:

                          The shares of stock represented by this certificate
                 have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, that registration is not required for such sale or transfer.

         The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Act. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of the Option or the issuance of shares of Stock pursuant thereto to comply with any law or regulation of any governmental authority.

         12. Release by Participant. Participant acknowledges that the Option and this Option Agreement constitute the entire understanding and agreement between the parties hereto with respect to the issuance of Stock of the Company or any Related Company, other than, if applicable to Participant, that certain Stock Exchange Agreement dated as of October 16, 1997 regarding shares in Newpark Shipbuilding and Repair, Inc. ("Exchange Agreement"), and there are no agreements, understandings, restrictions, representations or warranties between such parties other than those set forth herein and, if applicable to Participant, in the Exchange Agreement; all other agreements and understandings being superseded hereby. Except for any rights and obligations under the Exchange Agreement, if applicable, which are expressly not released or discharged, Participant hereby remises, releases, acquits and forever discharges the Company and its successors and assigns from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions and causes of action which in any manner relate to or arise out of any claims of agreements, understandings, restrictions, representations or warranties with respect to the issuance of Stock of the Company or any Related Company to the Participant, including, without limitation, claims of fraud, breach of contract, negligent or intentional misrepresentation, breach of fiduciary duty, conspiracy, negligence, securities violations, duress, mistake, tortious interference, usury, control, or other obligations, whether at law or in equity, whether already accrued or accruing hereafter.

         13. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding.

         14. Plan Definitions. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company. Inconsistencies between this document and the Plan shall be resolved in accordance with the terms of the Plan.

         15. Amendment. This Agreement may be amended by written agreement of the Participant and the Company, without the consent of any other person.

         IN WITNESS WHEREOF, the Participant has executed this Agreement, and the Company has caused these presents to be executed in its name and on its behalf, all as of the Agreement Date.

                                    PARTICIPANT



                                    ----------------------------------------
                                    (Name)


                                    FIRST WAVE MARINE, INC.



                                    By:
                                       -------------------------------------
                                           Frank W. Eakin
                                           President